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                                                                     EXHIBIT 23a

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-61375) pertaining to the Stockholders' Investment Program and Form S-8 Nos. 33-37884, 33-44528 and 33-44930 pertaining to the Equity Option Plan and the Outside Directors' Formula Stock Option Plan of Schawk, Inc. of our report dated February 13, 1998, with respect to the consolidated financial statements and schedule of Schawk, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

Chicago, Illinois                                             ERNST & YOUNG LLP
March 27, 1998



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